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                                                                     EXHIBIT 4.5

                          SENIOR SUBORDINATED GUARANTEE

         For value received, each of the Guarantors named (or deemed herein to be named) below hereby jointly and severally unconditionally guarantees, on a senior subordinated basis to the Holder of the Security upon which this Senior Subordinated Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

         The Senior Subordinated Guarantee of each Guarantor shall be subordinated in right of payment to the Senior Debt of such Guarantor as provided in the Indenture.

         Each of the Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, any creation, exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of, all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company (or, with respect to the Allied Finance Guarantee, Allied Parent) or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company (or, with respect to the Allied Finance Guarantee, Allied Parent) or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company (or, with respect to the Allied Finance Guarantee, Allied Parent), protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Senior Subordinated Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Senior Subordinated Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at their Stated Maturity, by

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acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against each of the Guarantors to enforce this Senior Subordinated Guarantee without first proceeding against the Company. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities (or with respect to the Allied Finance Guarantee, the Guarantee of Allied Parent), such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         No reference herein to the Indenture and no provision of this Senior Subordinated Guarantee or of the Indenture shall alter or impair the Senior Subordinated Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which this Senior Subordinated Guarantee is endorsed.

         Each Guarantor shall be subrogated to all rights of the Holder of such Security against the Company (or, with respect to the Allied Finance Guarantee, against Allied Parent) in respect of any amounts paid by such Guarantor on account of such Security (or with respect to the Allied Finance Guarantee, on account of the Guarantee of Allied Parent) pursuant to the provisions of its Senior Subordinated Guarantee or the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities issued under the Indenture shall have been paid in full.

         This Senior Subordinated Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company (or with respect to the Allied Finance Guarantee, Allied Parent) for liquidation or reorganization, should the Company (or with respect to the Allied Finance Guarantee, Allied Parent) become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's (or with respect to the Allied Finance Guarantee, Allied Parent's) assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities (or with respect to the Allied Finance Guarantee, on the Guarantee of Allied Parent), whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.



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         The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Senior Subordinated Guarantee.

         The Guarantors or any particular Guarantor shall be released from this Senior Subordinated Guarantee upon the terms and subject to certain conditions provided in the Indenture.

         By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Security upon which this Subsidiary Guarantee is endorsed, with the same effect as if such Subsidiary Guarantor was named below and had executed and delivered this Subsidiary Guarantee.

         All terms used in this Senior Subordinated Guarantee which are defined in the Indenture referred to in the Security upon which this Senior Subordinated Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

         This Senior Subordinated Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Senior Subordinated Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

         Reference is made to Article Thirteen of the Indenture for further provisions with respect to this Senior Subordinated Guarantee.

         THIS SENIOR SUBORDINATED GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.




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         IN WITNESS WHEREOF, each of the Guarantors has caused this Senior
Subordinated Guarantee to be duly executed.

                           Allied Waste Industries, Inc.,
                           As Guarantor


                           By: /s/ROGER A. RAMSEY
                               -------------------------------------------------
                               Chairman of the Board and Chief Executive Officer
Attest:


/s/STEVEN M. HELM
---------------------------------
Vice President -- Legal and Secretary


                 Each of the Subsidiary Guarantors Listed on Schedule I to the Indenture, As Guarantor


                                    By:*  /s/AUTHORIZED OFFICER
                                       -----------------------------------------
                                         [Officer]

Attest:*


 /s/AUTHORIZED OFFICER
---------------------------------
[Secretary]


--------
     *Signing as duly authorized officer for each such Subsidiary Guarantor.


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